Exhibit 99.1

HubSpot Reports Q4 and Full Year 2018 Results

CAMBRIDGE, MA (February 12, 2019) — HubSpot, Inc. (NYSE: HUBS), a leading growth platform, today announced financial results for the fourth quarter and full year ended December 31, 2018.

Financial Highlights:

Revenue

Fourth Quarter 2018:

●	Total revenue was $144.0 million, up 35% compared to Q4’17.
●	Subscription revenue was $136.8 million, up 35% compared to Q4’17.
●	Professional services and other revenue was $7.2 million, up 49% compared to Q4’17.

Full Year 2018:

●	Total revenue was $513.0 million, up 37% compared to 2017.
●	Subscription revenue was $487.5 million, up 37% compared to 2017.
●	Professional services and other revenue was $25.5 million, up 35% compared to 2017.

Operating Income (Loss)

Fourth Quarter 2018:

●	GAAP operating margin was (5.4%), compared to (8.9%) in Q4’17.
●	Non-GAAP operating margin was 9.8%, an improvement of approximately 5.7 percentage points from 4.1% in Q4’17.
●	GAAP operating loss was ($7.8) million, compared to ($9.4) million in Q4’17 2017.
●	Non-GAAP operating income was $14.2 million, compared to $4.3 million in Q4’17.

Full Year 2018:

●	GAAP operating margin was (9.4%), compared to (10.7%) in 2017.
●	Non-GAAP operating margin was 6.3%, an improvement of approximately 4 percentage points from 2.3% in 2017.
●	GAAP operating loss was ($48.3) million, compared to ($40.1) million in 2017.
●	Non-GAAP operating income was $32.1 million, compared to $8.6 million in 2017.

Net Income (Loss)

Fourth Quarter 2018:

●	GAAP net loss was ($11.5) million, or ($0.29) per basic and diluted share, compared to ($11.5) million, or ($0.31) per basic and diluted share, in Q4’17.
●	Non-GAAP net income was $15.8 million, or $0.40 per basic and $0.37 per diluted share, compared to $4.6 million, or $0.12 per basic and diluted share, in Q4’17.
●	Weighted average basic and diluted shares outstanding for GAAP net loss per share was 39.2 million, compared to 37.4 million basic and diluted shares, in Q4’17.
●

Weighted average basic and diluted shares outstanding for non-GAAP net income per share was 39.2 million and 43.0 million respectively, compared to 37.4 million and 40.0 million, respectively, in Q4’17.

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Full Year 2018:

●	GAAP net loss was ($63.8) million, or ($1.66) per basic and diluted share, compared to ($39.7) million, or ($1.08) per basic and diluted share in 2017.
●	Non-GAAP net income was $36.9 million, or $0.96 per basic and $0.89 per diluted, compared to $9.8 million, or $0.27 per basic and $0.25 per diluted share, in 2017.
●	Weighted average basic and diluted shares outstanding for GAAP net loss per share was 38.5 million, compared to 36.8 million basic and diluted shares 2017.
●

Weighted average basic and diluted shares outstanding for non-GAAP net income per share was 38.5 million and 41.6 million respectively, compared to 36.8 million and 38.8 million, respectively, in 2017.

Balance Sheet and Cash Flow

●	The company’s cash, cash equivalents and investments balance was $603.7 million as of December 31, 2018.
●	During the fourth quarter, the company generated $25.1 million of free cash flow compared to $7.0 million during Q4’17.
●	The company generated $51.4 million of free cash flow in 2018 compared to $22.3 million in 2017.

Additional Recent Business Highlights

●	Grew total customers to 56,628 at December 31, 2018, up 36% from December 31, 2017.
●	Total average subscription revenue per customer was $10,012 during the fourth quarter of 2018 down 2% compared to the fourth quarter of 2017.

“2018 was one of the best years in our history,” said Brian Halligan, co-founder and CEO. “We started the year with a really strong marketing application business that helped our customers generate leads and a fast-growing sales enablement business. We ended the year with a full suite of marketing, sales and customer service products that helps our customers grow better by crafting a remarkable experience for their customers. We’re extremely pleased with our Q4 results, and I’m very excited on the outlook for our business entering 2019.”

Business Outlook

Based on information available as of February 12, 2019, HubSpot is issuing guidance for the first quarter of 2019 and full year 2019 as indicated below.

First Quarter 2019:

●	Total revenue is expected to be in the range of $146.5 million to $147.5 million.
●	Non-GAAP operating income is expected to be in the range of $9.5 million to $10.5 million.
●	Non-GAAP net income per common share is expected to be in the range of $0.23 to $0.25. This assumes approximately 44.4 million weighted average diluted shares outstanding.

Full Year 2019:

●	Total revenue is expected to be in the range of $648 million to $652 million.
●	Non-GAAP operating income is expected to in be in the range of $46 million to $50 million.
●	Non-GAAP net income per common share is expected to be in the range of $1.08 to $1.16. This assumes approximately 45.6 million weighted average diluted shares outstanding.

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Use of Non-GAAP Financial Measures

In our earnings press releases, conference calls, slide presentations, and webcasts, we may use or discuss non-GAAP financial measures, as defined by Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the consolidated financial statements. Our earnings press releases containing such non-GAAP reconciliations can be found in the Investors section of our website at ir.hubspot.com.

Conference Call Information

HubSpot will host a conference call on Tuesday, February 12, 2019 at 4:30 p.m. Eastern Time (ET) to discuss the company’s fourth quarter and full-year financial results and its business outlook. To access this call, dial (833) 241-7257 (domestic) or (647) 689-4221 (international). The conference ID is 3037758. Additionally, a live webcast of the conference call will be available on HubSpot’s Investor Relations website at ir.hubspot.com.

Following the conference call, a replay will be available at (800) 585-8367 (domestic) or (416) 621-4642 (international). The replay pass code is 3037758. An archived webcast of this conference call will also be available on HubSpot’s Investor Relations website at ir.hubspot.com.

The company has used, and intends to continue to use, the investor relations portion of its website as a means of disclosing material non-public information and for complying with disclosure obligations under Regulation FD.

About HubSpot

HubSpot is a leading growth platform. Over 56,500 total customers in over 100 countries use HubSpot’s award-winning software, services, and support to transform the way they attract, engage, and delight customers. Learn more at www.hubspot.com.

Cautionary Language Concerning Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding management’s expectations of future financial and operational performance and operational expenditures, expected growth, and business outlook, including our financial guidance for the first fiscal quarter and full year 2019; and statements regarding our positioning for future growth. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, our history of losses, our ability to retain existing customers and add new customers, the continued growth of the market for an inbound platform; our ability to differentiate our platform from competing products and technologies; our ability to manage our growth effectively to maintain our high level of service; our ability to maintain and expand relationships with our marketing agency partners; our ability to successfully acquire and integrate

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companies and assets; our ability to successfully recruit and retain highly-qualified personnel; the price volatility of our common stock, and other risks set forth under the caption “Risk Factors” in our Quarterly Report on Form 10-Q filed on November 7, 2018 and our other SEC filings. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

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Consolidated Balance Sheets

(in thousands)

	December 31,	December 31,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$111,489	$87,680
Short-term investments	480,761	416,663
Accounts receivable	77,100	60,676
Deferred commission expense	23,664	13,343
Restricted cash	5,175	4,757
Prepaid expenses and other current assets	14,229	19,382

Total current assets	712,418	602,501
Long-term investments	11,450	31,394
Property and equipment, net	52,468	43,294
Capitalized software development costs, net	12,746	8,760
Deferred commission expense, net of current portion	18,114	—
Other assets	6,888	4,964
Intangible assets	4,919	6,312
Goodwill	14,950	14,950

Total assets	$833,953	$712,175

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$7,810	$4,657
Accrued compensation costs	23,589	16,329
Accrued expenses and other current liabilities	22,305	20,430
Deferred revenue	183,305	136,880

Total current liabilities	237,009	178,296
Deferred rent, net of current portion	26,445	18,868
Deferred revenue, net of current portion	2,179	2,277
Other long-term liabilities	4,897	3,927
Convertible senior notes	318,782	298,447

Total liabilities	589,312	501,815

Stockholders’ equity:
Common stock	40	38
Additional paid-in capital	589,708	496,461
Accumulated other comprehensive loss	(723)	(57)
Accumulated deficit	(344,384)	(286,082)

Total stockholders’ equity	244,641	210,360

Total liabilities and stockholders’ equity	$833,953	$712,175

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Consolidated Statements of Operations

(in thousands, except per share data)

	For the Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Revenues:
Subscription	$136,804	$101,697	$487,450	$356,727
Professional services and other	7,218	4,844	25,530	18,885

Total revenue	144,022	106,541	512,980	375,612

Cost of revenues:
Subscription	19,742	14,729	69,718	51,563
Professional services and other	7,622	6,327	30,639	24,166

Total cost of revenues	27,364	21,056	100,357	75,729

Gross profit	116,658	85,485	412,623	299,883

Operating expenses:
Research and development	32,005	22,286	117,603	70,373
Sales and marketing	70,960	57,575	267,444	212,859
General and administrative	21,525	15,057	75,834	56,787

Total operating expenses	124,490	94,918	460,881	340,019

Loss from operations	(7,832)	(9,433)	(48,258)	(40,136)

Other expense:
Interest income	2,844	1,526	9,176	3,837
Interest expense	(5,493)	(5,234)	(21,386)	(13,181)
Other expense	(405)	(308)	(1,492)	(559)

Total other expense	(3,054)	(4,016)	(13,702)	(9,903)

Loss before income tax (expense) benefit	(10,886)	(13,449)	(61,960)	(50,039)
Income tax (expense) benefit	(606)	1,914	(1,868)	10,325

Net loss	$(11,492)	$(11,535)	$(63,828)	$(39,714)

Net loss per share, basic and diluted	$(0.29)	$(0.31)	$(1.66)	$(1.08)
Weighted average common shares used in computing basic and diluted net loss per share:	39,153	37,385	38,529	36,827

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Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended December, 31		Year Ended December 31,
	2018	2017	2018	2017
Operating Activities:
Net loss	$(11,492)	$(11,535)	$(63,828)	$(39,714)
Adjustments to reconcile net loss to net cash and cash equivalents provided by operating activities
Depreciation and amortization	6,889	4,663	23,428	15,786
Stock-based compensation	20,927	12,898	76,261	47,317
Deferred income tax expense (benefit)	(7)	(2,421)	36	(11,546)
Amortization of debt discount and issuance costs	5,232	4,884	20,335	12,366
Accretion of bond discount	(2,270)	(829)	(6,787)	(1,576)
Noncash rent expense	364	696	2,336	5,039
Unrealized currency translation	268	209	483	(139)
Changes in assets and liabilities, net of acquisition
Accounts receivable	(14,460)	(11,670)	(17,726)	(20,180)
Prepaid expenses and other assets	3,057	(225)	3,880	(5,588)
Deferred commission expense	(8,013)	(1,993)	(23,900)	(4,004)
Accounts payable	(964)	(456)	3,298	1,100
Accrued expenses and other current liabilities	8,165	1,357	11,920	8,195
Deferred rent	1,812	(22)	5,799	3,559
Deferred revenue	23,603	18,438	49,316	38,999

Net cash and cash equivalents provided by operating activities	33,111	13,994	84,851	49,614

Investing Activities:
Purchases of investments	(156,794)	(317,373)	(681,632)	(890,009)
Maturities and sales of investments	145,525	220,600	644,375	533,660
Purchases of property and equipment	(5,617)	(5,187)	(22,305)	(20,276)
Capitalization of software development costs	(2,442)	(1,765)	(11,168)	(7,071)
Acquisition of a business and purchase of technology	—	—	—	(9,415)
Purchases of strategic investments	(200)	(700)	(500)	(3,500)

Net cash and cash equivalents used in investing activities	(19,528)	(104,425)	(71,230)	(396,611)

Financing Activities:
Employee taxes paid related to the net share settlement of stock-based awards	(2,100)	(1,265)	(8,033)	(4,419)
Proceeds related to the issuance of common stock under stock plans	4,786	2,677	21,555	13,086
Proceeds of the issuance of convertible notes, net of issuance costs paid of $10,767	—	—	—	389,233
Purchase of note hedge related to convertible notes	—	—	—	(78,920)
Proceeds from the issuance of warrants related to convertible notes, net of issuance costs of $200	—	—	—	58,880
Repayments of capital lease obligations	(152)	(267)	(744)	(1,054)

Net cash and cash equivalents provided by financing activities	2,534	1,145	12,778	376,806

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(750)	221	(2,069)	2,790

Net increase in cash, cash equivalents and restricted cash	15,367	(89,065)	24,330	32,599
Cash, cash equivalents and restricted cash, beginning of period	101,747	181,849	92,784	60,185

Cash, cash equivalents and restricted cash, end of period	$117,114	$92,784	$117,114	$92,784

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Reconciliation of non-GAAP operating income and operating margin (in thousands, except percentages)	Three Months Ended December 31,		Year ended December 31,
	2018	2017	2018	2017
GAAP operating loss	$(7,832)	$(9,433)	$(48,258)	$(40,136)
Stock-based compensation	20,927	12,898	76,261	47,317
Amortization of acquired intangible assets	800	50	1,394	103
Acquisition related expenses	289	827	2,696	1,266

Non-GAAP operating income	$14,184	$4,342	$32,093	$8,550

GAAP operating margin	(5.4%)	(8.9%)	(9.4%)	(10.7%)
Non-GAAP operating margin	9.8%	4.1%	6.3%	2.3%

Reconciliation of non-GAAP net income (in thousands, except per share amounts)	Three Months Ended December 31,		Year ended December 31,
	2018	2017	2018	2017
GAAP net loss	$(11,492)	$(11,535)	$(63,828)	$(39,714)
Stock-based compensation	20,927	12,898	76,261	47,317
Amortization of acquired intangibles assets	800	50	1,394	103
Acquisition related expenses	289	827	2,696	1,266
Non-cash interest expense for amortization of debt discount and debt issuance costs	5,232	4,884	20,335	12,367
Deferred income tax benefit from convertible notes and business combination	—	(2,480)	—	(11,573)
Income tax effects of non-GAAP items	—	—	—	—

Non-GAAP net income	$15,756	$4,644	$36,858	$9,766

Non-GAAP net income per share:
Basic	$0.40	$0.12	$0.96	$0.27
Diluted	$0.37	$0.12	$0.89	$0.25
Shares used in non-GAAP per share calculations
Basic	39,153	37,385	38,529	36,827
Diluted	43,024	39,978	41,595	38,798

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Reconciliation of non-GAAP expense and expense as a percentage of revenue

(in thousands, except percentages)

	Three Months Ended December 31,
	2018					2017
	COS, Subscription	COS, Prof. services & other	R&D	S&M	G&A	COS, Subscription	COS, Prof. services & other	R&D	S&M	G&A
GAAP expense	$19,742	$7,622	$32,005	$70,960	$21,525	$14,729	$6,327	$22,286	$57,575	$15,057
Stock -based compensation	(491)	(585)	(6,462)	(8,772)	(4,617)	(203)	(620)	(3,803)	(5,127)	(3,145)
Amortization of acquired intangible assets	(800)	—	—	—	—	(50)	—	—	—	—
Acquisition related expenses	—	—	(289)	—	—	—	—	(827)	—	—

Non-GAAP expense	$18,451	$7,037	$25,254	$62,188	$16,908	$14,476	$5,707	$17,656	$52,448	$11,912

GAAP expense as a percentage of revenue	13.7%	5.3%	22.2%	49.3%	14.9%	13.8%	5.9%	20.9%	54.0%	14.1%
Non-GAAP expense as a percentage of revenue	12.8%	4.9%	17.5%	43.2%	11.7%	13.6%	5.4%	16.6%	49.2%	11.2%

	Year ended December 31,
	2018					2017
	COS, Subscription	COS, Prof. services & other	R&D	S&M	G&A	COS, Subscription	COS, Prof. services & other	R&D	S&M	G&A
GAAP expense	$69,718	$30,639	$117,603	$267,444	$75,834	$51,563	$24,166	$70,373	$212,859	$56,787
Stock -based compensation	(1,476)	(2,924)	(23,328)	(31,099)	(17,434)	(658)	(2,327)	(12,816)	(19,016)	(12,500)
Amortization of acquired intangible assets	(1,394)	—	—	—	—	(96)	—	—	(7)	—
Acquisition related expenses	—	—	(2,696)	—	—	—	—	(1,266)	—	—

Non-GAAP expense	$66,848	$27,715	$91,579	$236,345	$58,400	$50,809	$21,839	$56,291	$193,836	$44,287

GAAP expense as a percentage of revenue	13.6%	6.0%	22.9%	52.1%	14.8%	13.7%	6.4%	18.7%	56.7%	15.1%
Non-GAAP expense as a percentage of revenue	13.0%	5.4%	17.9%	46.1%	11.4%	13.5%	5.8%	15.0%	51.6%	11.8%

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Reconciliation of non-GAAP subscription margin
(in thousands, except percentages)
	Three Months Ended December 31,		Year ended December 31,
	2018	2017	2018	2017
GAAP subscription margin	$117,062	$86,968	$417,732	$305,164
Stock -based compensation	491	203	1,476	658
Amortization of acquired intangible assets	800	50	1,394	96

Non-GAAP subscription margin	$118,353	$87,221	$420,602	$305,918

GAAP subscription margin percentage	85.6%	85.5%	85.7%	85.5%
Non-GAAP subscription margin percentage	86.5%	85.8%	86.3%	85.8%

Reconciliation of free cash flow
(in thousands)

	Three Months Ended December 31,		Year ended December 31,
	2018	2017	2018	2017
GAAP net cash and cash equivalents provided by operating activities	$33,111	$13,994	$84,851	$49,614
Purchases of property and equipment	(5,617)	(5,187)	(22,305)	(20,276)
Capitalization of software development costs	(2,442)	(1,765)	(11,168)	(7,071)

Free cash flow	$25,052	$7,042	$51,378	$22,267

Reconciliation of forecasted non-GAAP operating income (in thousands, except percentages)
	Three Months Ended March, 31 2019	Year Ended December 31, 2019
GAAP operating income range	($12,030)-($11,030)	($61,230)-($57,230)
Stock-based compensation	20,700	104,000
Amortization of acquired intangible assets	800	3,100
Acquisition related expenses	30	130

Non-GAAP operating income range	$9,500-$10,500	$46,000-$50,000

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Reconciliation of forecasted non-GAAP net income and non-GAAP net income per share (in thousands, except per share amounts)
	Three Months Ended March 31, 2019	Year Ended December 31, 2019
GAAP net loss range	($16,730)-($15,730)	($79,930-75,930)
Stock-based compensation	20,700	104,000
Amortization of acquired intangible assets	800	3,100
Acquisition related expenses	30	130
Non-cash interest expense for amortization of debt discount and debt issuance costs	5,300	21,800
Income tax effects of non-GAAP items	$—	$—

Non-GAAP net income range	$10,100-$11,100	$49,100-$53,100

GAAP net income per basic and diluted share	($0.42)-($0.40)	($1.98)-($1.88)
Non-GAAP net income per diluted share	$0.23-$0.25	$1.08-$1.16

Weighted average common shares used in computing GAAP basic and diluted net loss per share:	39,600	40,300

Weighted average common shares used in computing non-GAAP diluted net loss per share:	44,400	45,600

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HubSpot’s estimates of stock-based compensation, amortization of acquired intangible assets, acquisition-related expenses, and non-cash interest expense for amortization of debt discount and debt issuance costs in future periods assume, among other things, the occurrence of no additional acquisitions, investments or restructurings, and no further revisions to stock-based compensation and related expenses.

Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States of America, or GAAP. However, management believes that, in order to properly understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and impact on continuing operations. In this release, HubSpot’s non-GAAP operating income, operating margin, subscription margin, expense, expense as a percentage of revenue, net income, and free cash flow are not presented in accordance with GAAP and are not intended to be used in lieu of GAAP presentations of results of operations.

Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. Specifically, these non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management’s ability to make useful forecasts. In addition, management understands that some investors and financial analysts find this information helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors. However, these non-GAAP financial measures have limitations as an analytical tool and are not intended to be an alternative to financial measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies. We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. Management may, however, utilize other measures to illustrate performance in the future. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included above in this press release.

These non-GAAP measures exclude stock-based compensation, amortization of acquired intangible assets, acquisition related expenses, non-cash interest expense for the amortization of debt discount debt issuance costs, the deferred income tax benefit from convertible notes and acquisitions, and income tax effects of non-GAAP items. We believe investors may want to exclude the effects of these items in order to compare our financial performance with that of other companies and between time periods:

A.

Stock-based compensation is a non-cash expense accounted for in accordance with FASB ASC Topic 718. We believe that the exclusion of stock-based compensation expense allows for financial results that are more indicative of our operational performance and provide for a useful comparison of our operating results to prior periods and to our peer companies because stock-

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based compensation expense varies from period to period and company to company due to such things as differing valuation methodologies and changes in stock price.

B.

Expense for the amortization of acquired intangible assets is a non-cash item, and we believe that the exclusion of this amortization expense provides for a useful comparison of our operating results to prior periods and to our peer companies.

C.

Acquisition related expenses, such as transaction costs and retention payments, are expenses that are not necessarily reflective of operational performance during a period. We believe that the exclusion of this these expenses provides for a useful comparison of our operating results to prior periods and to our peer companies.

D.

In May 2017, the Company issued $400 million of convertible notes due in 2022 with a coupon interest rate of 0.25%. The imputed interest rate of the convertible senior notes was approximately 6.95%. This is a result of the debt discount recorded for the conversion feature that is required to be separately accounted for as equity, and debt issuance costs, which reduce the carrying value of the convertible debt instrument. The debt discount is amortized as interest expense together with the issuance costs of the debt. The expense for the amortization of debt discount and debt issuance costs is a non-cash item, and we believe the exclusion of this interest expense provides for a useful comparison of our operating results to prior periods and to our peer companies.

E.

The deferred income tax benefit from the convertible notes issued in May 2017 is a non-cash item created by the difference in the carrying amount and tax basis of the convertible notes. This taxable temporary difference resulted in the Company recognizing a $9.4 million deferred tax liability which was recorded as an adjustment to additional paid-in capital on the consolidated balance sheet. The creation of the deferred tax liability is recognized as a component of equity and represents a source of future taxable income which supports the realization of a portion of the income tax benefit associated with the current year loss from operations. The deferred income tax benefit from the convertible notes is a non-cash item that is unique to the issuance of the Company’s convertible notes, and we believe the exclusion of this deferred tax benefit provides for a useful comparison of our operating results to prior periods and to our peer companies.

F.

The deferred income tax benefit from the business combination entered into in September 2017 is a non-cash item created by the difference in the carrying amount and tax basis of the assets and liabilities acquired. This taxable temporary difference resulted in the Company recognizing a $2.2 million deferred tax liability which was recorded as an adjustment to goodwill on the consolidated balance sheet. The creation of the deferred tax liability represents a source of future taxable income which supports the realization of a portion of the income tax benefit associated with historical net operating losses. The deferred income tax benefit from the business combination is a non-cash item that is unique to the business combination, and we believe the exclusion of this deferred tax benefit provides for a useful comparison of our operating results to prior periods and to our peer companies.

G.	The effects of income taxes on non-GAAP items for current and historical periods is zero due to our history of non-GAAP losses and a full valuation allowance on our U.S. deferred tax assets.

Investor Relations Contact:

Charles MacGlashing

investors@hubspot.com

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Media Contact:

Ellie Flanagan

eflanagan@hubspot.com

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